REVOCABLE PROXY
                       COMPUDYNE CORPORATION

X     PLEASE MARK
AS IN THIS EXAMPLE
VOTES REVOCABLE PROXY
COMPUDYNE CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors.
     The undersigned holder of Common Stock of COMPUDYNE CORPORATION hereby appoints W. C. Rock. and Philip M. Blackmon, and each of them, proxies to represent the undersigned with full power of substitution, as attorneys and proxies for the undersigned to appear and vote all of the shares of Common Stock of CompuDyne Corporation (the "Company") standing on the books of the Company in the name of the undersigned at the 2003 Annual Meeting of Shareholders of CompuDyne Corporation, to be held in CompuDyne's office located at 10320 Little Patuxent
Parkway, Suite 200, Columbia, MD 21044, on June 16, 2003 at 9:00 a.m. and at any adjournment of said Annual Meeting. A majority of said attorneys and proxies as shall be present and voting (or if only one shall be present and voting, then that one) in person or by substitute or substitutes at said meeting or any adjournment thereof, shall have and may exercise all of the powers of said attorneys and proxies hereunder. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated May 12, 2003 and instructs its attorneys and proxies to vote as set forth on this Proxy.

1. Election of three directors to serve until the 2006 Annual Meeting of Shareholders.

For                     With-hold                   Except

Ron Angelone
Wade B. Houk
Millard H. Pryor, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "Except" and write that nominee's name in the space provided below.

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2.  Proposal to amend the CompuDyne 1996 Stock Option Plan for
    Non-Employee Directors.

For                     Against                     Abstain

3. To transact any other business that properly comes before the annual meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the annual meeting to another time and/or place for the purpose of soliciting additional proxies.

Please be sure to sign and date this Proxy in the box below.

Date

Shareholder sign above                    Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

COMPUDYNE CORPORATION

The shares represented by the Proxy will be voted as specified.
IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES IN PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2 AND IN
THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS. HOWEVER, THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED TO THE COMPANY IN ORDER TO HAVE YOUR SHARES VOTED. IF YOU DO NOT RETURN THIS CARD, YOUR SHARES WILL NOT BE REPRESENTED.

Please sign exactly as your name(s) appear(s) on this Proxy. Only one signature is required in the case of a joint account. When signing as attorney, executor, administrator, trustee, guardian, custodian, or the like, give title as such. If the signer is a corporation, sign in the corporate name by a duly authorized officer.

                            PLEASE ACT PROMPTLY
                 SIGN, DATE & MAIL YOUR PROXY CARD TODAY


IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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